Filed Pursuant to Rule 424(b)(3)
Registration No. 333-131045
PROSPECTUS SUPPLEMENT NO. 3
(To Prospectus dated April 19, 2007)
HEALTH FITNESS CORPORATION
6,681,000 Shares of Common Stock
     This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus dated April 19, 2007 (as previously supplemented by the prospectus supplements dated May 15, 2007 and May 21, 2007, collectively, the “Prospectus”) relating to the offer and sale from time to time by the selling shareholders identified in the Prospectus of up to 6,681,000 shares of the common stock of Health Fitness Corporation. We will not receive any of the proceeds from the sale of the common stock covered by the Prospectus.
     On May 22, 2007, we filed with the U.S. Securities and Exchange Commission the attached Form 8-K with respect to our Amended and Restated 2005 Stock Option Plan and 2007 Equity Incentive Plan.
     The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus. This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 3 supersedes the information contained in the Prospectus.
     Investing in our common stock is speculative and involves risk. You should read the section entitled “Risk Factors” beginning on page 10 of our annual report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference in the Prospectus, for a discussion of certain risk factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement No. 3. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 3 is May 22, 2007.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2007
Health Fitness Corporation
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-25064 (Commission File Number)	41-1580506 (IRS Employer Identification No.)
3600 American Boulevard W., Suite 560
Minneapolis, Minnesota 55431
(Address of Principal Executive Offices and Zip Code)
(952) 831-6830
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMETN OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.02(E)
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
EXHIBIT INDEX

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.02(E)
Approval of Amended and Restated 2005 Stock Option Plan
     On May 21, 2007, the shareholders of Health Fitness Corporation (the “Company”) approved a proposal to amend and restate the 2005 Stock Option Plan (“Plan”), which provides for the issuance of shares of common stock to employees, directors and consultants pursuant to incentive and non-qualified stock option grants. The shareholders originally approved the Plan on June 7, 2005 and amended it on May 23, 2006 to increase the number of authorized shares available thereunder to 4,000,000. The most recent amendment revises the Plan to (i) permit optionees to pay for shares upon exercise of options with cash, by delivering previously-acquired shares of Common Stock of the Company, or by having shares withheld (e.g., a net share settlement), (ii) limit the authority of a committee appointed by the Board to administer the plan with respect to the Company’s Section 16 officers, (iii) eliminate the ability of optionees to pay any portion of the exercise price of their options by delivery of a promissory note, and (iv) eliminate the ability of optionees to satisfy any withholding tax obligations by withholding shares from the exercise price of their options or surrendering previously-owned shares. The full text of the Plan and the forms of agreements used under the Plan are attached hereto as exhibits and are incorporated in this Report as if fully set forth herein.
Approval of 2007 Equity Incentive Plan
     Also on May 21, 2007, the Company’s shareholders approved the 2007 Equity Incentive Plan (“Equity Incentive Plan”), pursuant to which the Company may make discretionary performance-based awards of restricted stock to employees, officers and directors. Currently, only the Company’s Section 16 officers are eligible to participate in the Equity Incentive Plan, but the Board of Directors or a committee appointed by the Board, as applicable, may designate additional participants. Up to 900,000 shares of the Company’s Common Stock are available for restricted stock awards under the Equity Incentive Plan. Restricted stock awards will be subject to restrictions on transfer of the shares and risks of forfeiture, which will lapse upon achievement of objectives or conditions that the Board or a committee appointed by the Board, as applicable, establishes. As previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed April 16, 2007 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed May 15, 2007, participants also have the option, at the outset of the program, to receive a cash bonus in lieu of a restricted stock award. Participants choosing to receive a cash award would receive that bonus upon achievement of the same performance objectives established for the Equity Incentive Plan. Thus, the cash bonus would be payable at the same time, and to the same extent, that a restricted stock award would vest. The full text of the Equity Incentive Plan and the form of restricted stock agreement are attached hereto as exhibits and are incorporated in this Report as if fully set forth herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (a) Financial Statements: None.
     (b) Pro Forma Financial Information: None.
     (c) Shell Company Transactions: None.
     (d) Exhibits:

Exhibit 10.1	Amended and Restated 2005 Stock Option Plan
Exhibit 10.2	Form of Incentive Stock Option Agreement
Exhibit 10.3	Form of Nonqualified Stock Option Agreement
Exhibit 10.4	2007 Equity Incentive Plan
Exhibit 10.5	Form of Restricted Stock Agreement

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2007

HEALTH FITNESS CORPORATION
By:	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer

EXHIBIT INDEX
Health Fitness Corporation
Form 8-K Current Report

Exhibit
Number	Description
10.1	Amended and Restated 2005 Stock Option Plan
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Nonqualified Stock Option Agreement
10.4	2007 Equity Incentive Plan
10.5	Form of Restricted Stock Agreement

EXHIBIT 10.1
HEALTH FITNESS CORPORATION
AMENDED AND RESTATED
2005 STOCK OPTION PLAN
ARTICLE 1. ESTABLISHMENT AND PURPOSE
     1.1 Establishment. Health Fitness Corporation (the “Company”) hereby establishes a plan providing for the grant of stock options to certain eligible employees, directors and consultants of the Company and its subsidiaries. This plan shall be known as the 2005 Stock Option Plan (the “Plan”).
     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability as employees, directors and consultants, by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its long-term economic objectives.
ARTICLE 2. DEFINITIONS
     The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:
     2.1 “Board” means the Board of Directors of the Company.
     2.2 “Change in Control” means an event described in Article 11 below.
     2.3 “Code” means the Internal Revenue Code of 1986, as amended.
     2.4 “Committee” means a Committee appointed by the Board to administer the Plan, as provided in Article 3 below, subject to any limitations on the power and authority of any Committee that is appointed by the Board for such purpose, or contained in the charter of such Committee. At any time during which there is no Committee with power to administer the Plan as provided herein, all powers of the Committee referred to herein shall be vested in the Board.
     2.5 “Common Stock” means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 below.
     2.6 “Disability” means the occurrence of an event which constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code.
     2.7 “Eligible Persons” means individuals who are (a) salaried employees (including, without limitation, officers and directors who are also employees) of the Company, (b) Non-Employee Directors, or (c) consultants to the Company.
     2.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.9 “Fair Market Value” means, with respect to the Common Stock, as of any date:
     (a) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ Stock Market, the mean between the reported high and low sale prices of the Common Stock on such exchange or by the NASDAQ Stock Market as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or
     (b) if the Common Stock is not listed or admitted to unlisted trading privileges or reported on the Nasdaq Stock Market, and bid and asked prices therefor in the over-the-counter market are reported by the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as reported by the National Quotation Bureau, Inc. (or a comparable reporting service); or
     (c) if the Common Stock is not listed or admitted to unlisted trading privileges, or reported on the NASDAQ Stock Market, and bid and asked prices are not reported, the price determined by the Board in good faith in the exercise of its reasonable discretion. The Board’s determination as to the current value of the Common Stock shall be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Optionees and their respective successors-in-interest. No member of the Board or the Committee shall be liable for any determination regarding current value of the Common Stock that is made in good faith.
     2.10 “Incentive Stock Option” means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.5 of the Plan that qualifies as an incentive stock option within the meaning of Section 422 of the Code.
     2.11 “Non-Employee Director” means any member of the Board who is not an employee of the Company or any Subsidiary.
     2.12 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.5 of the Plan that does not qualify as an Incentive Stock Option.
     2.13 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
     2.14 “Optionee” means an Eligible Person who receives one or more Incentive Stock Options or Non-Statutory Stock Options under the Plan.
     2.15 “Person” means any individual, corporation, partnership, group, association or other “person” (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company.
     2.16 “Retirement” means the retirement of an Optionee pursuant to and in accordance with the regular retirement plan or practice of the Company or the Subsidiary employing the Optionee.
     2.17 “Securities Act” means the Securities Act of 1933, as amended.
     2.18 “Section 16 Officers” means the executive officers of the Company designated from time to time by the Board as Section 16 officers under the Securities Exchange Act of 1934, as amended

     2.19 “Subsidiary” means any corporation that is a subsidiary corporation of the Company (within the meaning of Section 424(f) of the Code).
     2.20 “Tax Date” means a date defined in Section 6.4(e) or Section 6.5(c) of the Plan.
ARTICLE 3. PLAN ADMINISTRATION
     The Plan shall be administered by the Board or by a Committee of the Board consisting of two or more directors who shall be appointed by and serve at the pleasure of the Board; provided, that if the Board delegates administration to a Committee, such Committee shall have no authority for matters under this Plan relating to or affecting non-employee directors, and the Committee further shall have no authority for matters under this Plan relating to or affecting Section 16 Officers except the authority to make recommendations to the Board. The Board further may subject such delegation to such additional restrictions on authority as it may deem necessary and appropriate and thereafter shall continue to have the power to take action with respect to all matters pertaining to this plan with or without recommendation of the Committee. As long as the Company’s securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a ‘Non-Employee Director.’ For purposes of this paragraph, ‘Non-Employee Director’ shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Members of a Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of its members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of the Committee may be taken without a meeting if unanimous written consent thereto is given. Copies of minutes of the Committee’s meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company.
     In accordance with the provisions of the Plan the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) shall: select the Optionees from Eligible Persons; determine the number of shares of Common Stock to be subject to Options granted pursuant to the Plan, the time at which such Options are granted, the Option exercise price, Option period and the manner in which each such Option vests or becomes exercisable; fix such other provisions of such Options as are deemed necessary or desirable and as consistent with the terms of the Plan; determine the form or forms of the agreements with Optionees which shall evidence the particular terms, conditions, rights and duties of the Company and the Optionees under Options granted pursuant to the Plan; and otherwise exercise authority, subject to the provisions of the Plan, including establishing, adopting and revising such rules and regulations relating to the Plan as may be deemed necessary or advisable for the administration of the Plan. With the consent of the Optionee affected thereby, the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may approve amendments or modifications to the terms of any outstanding Incentive Stock Option or Non-Statutory Stock Option in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may recommend to the Board or approve such amendments (as appropriate within the terms of its appointment or Charter), with the consent of the Optionee affected thereby, that modify the exercise price, number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, extend, renew or accept the surrender of any outstanding Option to the extent not previously exercised, and the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may approve the grant of new Options in substitution therefor to the extent not previously exercised.
     Each determination, interpretation or other action made or taken by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the shareholders of the Company, the Committee and each of the members thereof, the directors, officers and employees of the Company and its Subsidiaries, and the Optionees and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.
ARTICLE 4. SHARES SUBJECT TO THE PLAN
     4.1 Number. The maximum number of shares of Common Stock that shall be reserved for issuance under the Plan shall be Four Million (4,000,000), subject to adjustment upon changes in the capitalization of the Company as provided in Section 4.3 below. Shares of Common Stock that may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan.
     4.2 Unused Stock. Any shares of Common Stock that are subject to an Option (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.
     4.3 Change in Shares, Adjustments, Etc. If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of the rights of Optionees, the number and kind of securities subject to outstanding Options. Any such adjustment in any outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. However, no change shall be made in the terms of any outstanding Incentive Stock Options as a result of any such change in the corporate structure or shares of the Company, without the consent of the Optionee affected thereby, that would disqualify that Incentive Stock Option from treatment under Section 422 of the Code or would be considered a modification, extension or renewal of an option under Section 424(h) of the Code.
ARTICLE 5. ELIGIBILITY
     Incentive Stock Options or Non-Statutory Stock Options shall be granted only to those Eligible Persons who, in the judgment of the Board (upon recommendation of the Committee in the case of Section 16 Officers) or of the Committee (in the case of Optionees who are not directors or Section 16 Officers), are performing, or during the term of an Option, will perform, vital services in the management, operation and development of the Company or a Subsidiary, and significantly contribute or are expected to significantly contribute to the achievement of long-term corporate economic objectives. Optionees may be granted from time to time one or more Incentive Stock Options and/or Non-Statutory Stock Options under the Plan, in any case as may be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of Optionees who are not directors or Section 16 Officers) in its sole discretion. The number, type, terms and conditions of Options granted to various Eligible Persons need not be uniform, consistent or in accordance with any plan, whether or not such Eligible Persons are similarly situated. The Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may grant both an Incentive Stock Option and a Non-Statutory Stock Option to the same Optionee at the same time or at different times. Incentive Stock Options and Non-Statutory Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Common Stock for which any other Option may be exercised. Upon determination by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of Optionees who are not directors or Section 16 Officers) that an Option is to be granted to an Optionee, written notice shall be given such person specifying such terms, conditions, rights and duties related thereto. Each Optionee shall enter into an agreement with the Company, in such form as the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) shall determine and which is consistent with the provisions of the Plan, specifying the terms, conditions, rights and duties of Incentive Stock Options and Non-Statutory Stock Options granted under the Plan. Options shall be deemed to be granted as of the date specified in the grant resolution of the Board (upon recommendation of the Committee in the case of Section 16 Officers) or of the Committee (in the case of Optionees who are not directors or Section 16 Officers), which date shall be the date of the related agreement with the Optionee.
ARTICLE 6. DURATION AND EXERCISE
     6.1 Manner of Option Exercise. An Option may be exercised by an Optionee in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, or written notice of exercise to the Company at its principal executive office (Attention: Secretary), and by paying in full the total Option exercise price for the shares of Common Stock purchased in accordance with Section 6.3. Such notice shall be in a form satisfactory to the Company and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to Section 9.1, the exercise of the Option shall be deemed effective upon receipt of such notice and payment. As soon as practicable after the effective exercise of the Option, the Company shall record on the stock transfer books of the Company the ownership of the shares purchased in the name of the Optionee, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.
     6.2 Method of Payment of Option Exercise Price. At the time of the exercise of an Incentive Stock Option or a Non-Statutory Stock Option, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid (i) in cash, (ii) by transfer from the Optionee to the Company of previously acquired shares of Common Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), or (iv) by a combination thereof. In the event the Optionee elects to pay the purchase price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the Fair Market Value of the shares delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may reject an Optionee’s election to pay all or part of the purchase price with previously acquired shares of Common Stock and require such purchase price to be paid entirely in cash if, in the sole discretion of the Committee, payment in previously acquired shares would cause the Company to be required to recognize a charge to earnings in connection therewith. For purposes of this Section 6.2, “previously acquired shares” shall mean shares of Common Stock that are already owned by the Optionee at the time of exercise.
     6.3 Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Optionee shall have become the holder of record of such shares, and no adjustment shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Optionee becomes the holder of record except as the Board may determine pursuant to Section 4.3.
     6.4 Incentive Stock Options.
     (a) Incentive Stock Option Exercise Price. The per share price to be paid by the Optionee at the time an Incentive Stock Option is exercised will be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of other Optionees), but shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of one share of Common Stock on the date the Option is granted if, at that time the Option is granted, the Optionee owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code).
     (b) Aggregate Limitation of Stock Subject to Incentive Stock Options. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and any other incentive stock option plans of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code)) shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time; provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of this Plan and such acceleration would result in a violation of the limit imposed by this Section 6.4(b), such acceleration shall be of full force and effect but the number of shares of Common Stock which exceed such limit shall be treated as having been granted pursuant to a Non-Statutory Stock Option; and provided, further, that the limits imposed by this Section 6.4(b) shall be applied to all outstanding Incentive Stock Options (under this Plan and any other incentive stock option plans of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code)) in chronological order according to the dates of grant.
     (c) Duration of Incentive Stock Options. The period during which an Incentive Stock Option may be exercised shall be fixed by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of other Optionees) at the time such Option is granted, but in no event shall such period exceed ten years from the date the Option is granted or, in the case of any Optionee that owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code), five years from the date the Incentive Stock Option is granted. An Incentive Stock Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Optionees) at the time the Option is granted. Upon the completion of its exercise period, an Incentive Stock Option, to the extent not then exercised, shall expire. Except as otherwise provided in Article 7 or 11, all Incentive Stock Options granted to an Optionee hereunder shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company and all Subsidiaries or if the Optionee is an employee of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues as an employee of the Company or another Subsidiary).
     (d) Disposition of Common Stock Acquired Pursuant to the Exercise of Incentive Stock Options. Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan before the expiration of two years after the date on which the Option was granted or before the expiration of one year after the date on which such shares of Common Stock were transferred to the Optionee pursuant to exercise of the Option, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of an Optionee to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to such disposition. The certificates representing such shares shall bear a legend restricting transfer and to cause a stop transfer order to be entered with the Company’s transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding requirements or until the later of the expiration of two years from the date the Option was granted or one year from the date on which such shares were transferred to the Optionee pursuant to the exercise of the Option.
     (e) Withholding Taxes. The Company shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b).
     6.5 Non-Statutory Stock Options.
     (a) Option Exercise Price. The per share price to be paid by the Optionee at the time a Non-Statutory Stock Option is exercised will be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of Optionees who are not directors or Section 16 Officers), but shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted.
     (b) Duration of Non-Statutory Stock Options. The period during which a Non-Statutory Stock Option may be exercised shall be fixed by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee in the case of Optionees who are not directors or Section 16 Officers) at the time such Option is granted, but in no event shall such period exceed 10 years and one month from the date the Option is granted. A Non-Statutory Stock Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee in the case of Optionees who are not directors or Section 16 Officers) at the time the Option is granted. Upon the completion of its exercise period, a Non-Statutory Stock Option, to the extent not then exercised, shall expire. Except as otherwise provided in Articles 7 or 11, all Non-Statutory Stock Options granted hereunder to an Optionee who is an employee of the Company or any Subsidiaries shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company or a Subsidiary or if the Optionee is an employee of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues as an employee of the Company or another Subsidiary). A Non-Statutory Stock Option granted hereunder to an Optionee who is not an employee of the Company or a Subsidiary will terminate as determined by the Board at the time of grant.
     (c) Withholding Taxes. The Company is entitled to (aa) withhold and deduct from future wages of the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to the Optionee’s exercise of a Non-Statutory Stock Option or otherwise incurred with respect to the Option, or (bb) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee’s notice of exercise or the Option.
ARTICLE 7. EFFECT OF TERMINATION OF EMPLOYMENT ON OPTIONS
     7.1 Termination of Employment or Other Service Due to Death, Disability or Retirement. In the event an Optionee’s employment or other service is terminated with the Company and all Subsidiaries by reason of his death, Disability or Retirement, all outstanding Incentive Stock Options and Non-Statutory Stock Options then held by the Optionee shall become immediately exercisable in full and remain exercisable for a period of three months in the case of Retirement and one year in the case of death or Disability, provided, however, that an exercise may not occur after the expiration date thereof in any event. The Company shall make a reasonable business effort to notify the Optionee or his heirs or representatives, as the case may be, of the last date by which Options may be exercised pursuant to this Section 7.1, at least thirty (30) days in the case of Retirement and at least sixty (60) days in the case of death or Disability, prior to such date, which effort may be satisfied by mailing of such notice to the Optionee’s last known address contained in the official records of the Company.
     7.2 Termination of Employment or Other Service for Reasons Other than Death, Disability or Retirement.
     (a) Except as otherwise provided in Article 11 or as otherwise determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Optionees) at the time of grant of an Incentive Stock Option, in the event an Optionee’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than his death, Disability or Retirement, each Incentive Stock Option then held by the Optionee shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment and (ii) the expiration date of such Incentive Stock Option. In such period following termination of employment, the Incentive Stock Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment but had not previously been exercised. To the extent an Incentive Stock Option is not exercisable on the date of termination of employment or if the Optionee does not exercise the Option within the time specified in this subsection (a), all rights of the Optionee under the Plan and such Incentive Stock Option shall terminate.

     (b) Except as otherwise provided in Article 11 and subsection (c) below, in the event an Optionee’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than his death, Disability or Retirement no Non-Statutory Stock Option then held by the Optionee shall thereafter be exercisable.
     (c) Notwithstanding the provisions of subsection (b) above, upon an Optionee’s termination of employment or other service with the Company and all Subsidiaries, the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may, in its sole discretion (which may be exercised before or following such termination), cause Non-Statutory Stock Options then held by such Optionee to become exercisable and to remain exercisable following such termination of employment or other service in the manner determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of Optionees who are not directors or Section 16 Officers); provided, however, that no Option shall be exercisable after the expiration date thereof in any event.
     7.3 Date of Termination. For purposes of the Plan, an Optionee’s employment or other service shall be deemed to have terminated on the date that the Optionee ceases to perform services for the Company or the last day of the pay period covered by the Optionee’s final paycheck, as the case may be. Notwithstanding the foregoing, the employee Optionee shall not be deemed to have ceased to be an employee for purposes of the Plan until the later of the 91st day of any bona fide leave of absence approved by the Company or a Subsidiary for the Optionee (including, without limitation any layoff) or the expiration of the period of any bona fide leave of absence approved by the Company or a Subsidiary for the Optionee (including without limitation any layoff) during which the Optionee’s right to reemployment is guaranteed either by statute or contract.
ARTICLE 8. RIGHTS OF EMPLOYEES; OPTIONEES
     8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Eligible Person or Optionee at any time, nor confer upon any Eligible Person or Optionee any right to continue in the employ of the Company or any Subsidiary.
     8.2 Nontransferability. No right or interest of any Optionee in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Optionee’s death, an Optionee’s rights and interest in any Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Section 7.1) may be made by, the Optionee’s legal representatives, heirs or legatees. If in the opinion of the Board (upon recommendation of the Committee in the case of Section 16 Officers) or of the Committee (in the case of Optionees who are not directors or Section 16 Officers) an Optionee holding any Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Optionee may be made to, and any rights of the Optionee under the Plan shall be exercised by, such Optionee’s guardian, conservator or other legal personal representative upon furnishing the Company with satisfactory evidence of such status.
     8.3 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be an addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.
ARTICLE 9. SHARE ISSUANCE AND TRANSFER RESTRICTIONS
     9.1 Share Issuances. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan (and an Option shall not be considered to be exercised, notwithstanding the tender by the Optionee of any consideration therefor), unless and until each of the following conditions has been fulfilled:
     (a) (i) there shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws, if the Board in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Board has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Optionee (or, in the event of death or disability, the Optionee’s heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and
     (b) there shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Company shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.
     9.2 Share Transfer. Shares of Common Stock issued pursuant to the exercise of Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.
     9.3 Legends. Unless a registration statement under the Securities Act is in effect with respect to the issuance or transfer of shares of Common Stock issued under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE

LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.
ARTICLE 10. PLAN AMENDMENT, MODIFICATION AND TERMINATION
     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Stock Options and Non-Statutory Stock Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that no amendment shall, either directly or indirectly, (a) materially increase the total number of shares of Common Stock as to which Options may be granted under the Plan, except as provided in Section 4.3 of the Plan; (b) materially increase the benefits accruing to Optionees under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan without the approval of the shareholders, but only if such approval is required for compliance with the requirements of any applicable law or regulation; and provided, further, that the Plan may not, without the approval of the shareholders, be amended in any manner that will cause Incentive Stock Options to fail to meet the requirements of Internal Revenue Code Section 422. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Optionee affected thereby; provided, however, that this sentence shall not impair the right of the Board to take whatever action it deems appropriate under Section 4.3.
ARTICLE 11. CHANGE IN CONTROL
     If, during the term of an Option, (i) the Company merges or consolidates with any other corporation and is not the surviving corporation after such merger or consolidation; (ii) the Company transfers all or substantially all of its business and assets to any other person; or (iii) more than 50% of the Company’s outstanding voting shares are purchased by any other person, the Board may, in its sole discretion, provide for the acceleration of the right to exercise the option prior to the anticipated effective date of any of the foregoing transactions or take any other action as it may deem appropriate to further the purposes of this Plan or protect the interests of the Optionee.
ARTICLE 12. EFFECTIVE DATE OF THE PLAN
     12.1 Effective Date. The Plan was effective as of February 26, 2005 (and amended on May 23, 2006), and, as amended and restated, shall be effective as of March 27, 2007, subject to the approval of the shareholders within 12 months. If shareholder approval for the amendment and restatement is not obtained within such 12-month period, the Plan shall continue as in effect as of February 26, 2005 (and as amended on May 23, 2006).
     12.2 Duration of the Plan. The Plan shall terminate at midnight on December 14, 2014, and may be terminated prior thereto by Board action, and no Options shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.
ARTICLE 13. MISCELLANEOUS
     13.1 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

     13.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender in the Plan shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
     13.3 Construction. Wherever possible, each provision of this Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Plan shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Plan.
     13.4 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.
     13.5 Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing an Option and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.

EXHIBIT 10.2
INCENTIVE STOCK OPTION AGREEMENT
     This AGREEMENT is entered into and effective as of the                      day of                     , ___, by and between Health Fitness Corporation (the “Company”) and                                          (the “Optionee”).
RECITALS
     A. The Optionee is an employee of the Company or a subsidiary of the Company.
     B. The Company has adopted the 2005 Stock Option Plan (the “Plan”), authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant incentive stock options to eligible employees of the Company, which options will qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder.
     C. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company.
AGREEMENTS
     Accordingly, the parties hereto agree as follows:
ARTICLE I. GRANT OF OPTION
     The Company hereby grants to the Optionee the right, privilege, and option (the “Option”) to purchase up to                                          (                    ) shares (subject to adjustment as provided in Article IX hereof), (the “Option Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is intended to be an “incentive stock option,” as that term is used in Section 422 of the Code and the regulations issued thereunder, to the extent permitted by Section 422(d) of the Code.
ARTICLE II. OPTION EXERCISE PRICE
     The per share price to be paid by the Optionee in the event of an exercise of the Option shall be $                    , which has been determined to be not less than the fair market value of the Company’s Common Stock at the date of grant of this Option.
ARTICLE III. DURATION OF OPTION AND EXERCISABILITY
     A. Initial Period of Exercisability. The Option shall be fully exercisable in                      (___) installments. The following table sets forth the initial dates of exercisability of each of each installment and the number of Option Shares as to which this Option shall become exercisable on such dates, provided that Optionee has continually served as an employee of the Company. In no event shall this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Central time) on                                         ,               (the “Expiration Date”).

Initial Date of	Number of Option Shares
Exercisability	Available for Exercise

     B. Termination of Employment Due to Death, Disability or Retirement. In the event the Optionee’s employment is terminated with the Company and all of its Subsidiaries (within the meaning of Section 424(f) of the Code) by reason of death, an event that constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code (“Disability”), or retirement pursuant to and in accordance with the regular retirement plan or practice of the Company or the Subsidiary employing the Optionee (“Retirement”), then this Option shall immediately become exercisable with respect to one hundred percent (100%) of the Option Shares. Any unexercised portion of this Option may be exercised, in whole or in part, by the Optionee (or by the Optionee’s heirs or legal representative(s) in the event of death or Disability) before the earlier of (a) the expiration of three months, in the case of Retirement, and one year, in the case of death or Disability, after such date of termination, and (b) the Expiration Date. If the unexercised portion of this Option is not exercised within the time specified in this Section III.B., all rights of the Optionee hereunder shall terminate, and the Option shall thereafter be void.
     C. Termination of Employment for Reasons Other Than Death, Disability or Retirement. Except as provided in Section III.D. below, in the event the Optionee’s employment with the Company or any of its Subsidiaries is terminated for any reason other than death, Disability or Retirement, any unexercised portion of this Option which was exercisable as of the date of such termination may be exercised, in whole or in part, by the Optionee before the earlier of (a) the expiration of three months after the date of termination of employment, and (b) the Expiration Date. If the unexercised portion of this Option is not exercised within the time specified in this Section III.C., all rights of the Optionee hereunder shall terminate, and the Option shall thereafter be void.
     D. Change in Control.
     (i) For purposes of this Section III.D., the term “Change in Control” shall have the meaning set forth in Section 11 of the Plan.
     (ii) If any events constituting a Change in Control of the Company shall occur, the Optionee shall be entitled to receive option rights covering shares of the surviving or acquiring entity in the same proportion, at an equivalent price, and subject to the same conditions as this Option; provided, however, that the Committee may, at its sole discretion, provide for the acceleration of the right to exercise this Option prior to the anticipated effective date of the Change of Control or take any other action as it may deem appropriate to further the purposes of the Plan or protect the interests of the Optionee; provided, however, that if, with respect to the Optionee, acceleration of the vesting of this Option as provided herein (which acceleration could be deemed a payment within the meaning of Section 280G(b)(2) of the Code) together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section

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1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), the payments to the Optionee as set forth herein shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.
ARTICLE IV. MANNER OF OPTION EXERCISE
     A. Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and herein, by delivery, in person or by registered mail, to the Company at its principal executive office (Attention: Secretary), of a written notice of exercise. Such notice shall be in a form satisfactory to the Committee, shall identify the Option, shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section III.B. above, by the Optionee’s heirs or legal representative(s), the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee (or the Optionee’s heirs or legal representative(s) in the event of death or Disability) shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee (or the Optionee’s heirs or legal representative(s)) one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.
     B. Payment. At the time of exercise, the Optionee may pay the total purchase price of the shares to be purchased (i) in cash, (ii) by transfer from the Optionee to the Company of previously acquired shares of Common Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), or (iv) by a combination thereof; provided, however, that the Optionee may not pay any portion of the purchase price through a net share settlement unless and until the shareholders of the Company have approved an amendment to the Plan that authorizes such payment option. In the event the Optionee elects to pay the purchase price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the Fair Market Value of the shares delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Committee may reject the Optionee’s election to pay all or part of the purchase price under this Option with previously acquired shares of Common Stock and may require such purchase price to be paid entirely in cash if, in the sole discretion of the Committee, payment in previously acquired shares would cause the Company to be required to recognize a charge to earnings in connection therewith. For purposes of this Agreement, (a) “previously acquired shares” shall include shares of Common Stock of the Company that are already owned by the Optionee at the time of exercise, and (b) “Fair Market Value” will be determined as set forth in the Plan.
     C. Investment Purpose. The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (a)(1) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (2) if the Committee has determined not to so register such shares, exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from the Optionee (or

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the Optionee’s heirs(s) or legal representative(s), in the event of death or Disability) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (b) the Company has obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable. Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, each certificate representing any such shares shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.
ARTICLE V. NONTRANSFERABILITY
     This Option shall not be transferable by the Optionee, either voluntarily or involuntarily, or subject to any lien, directly or indirectly, by operation of law or otherwise, except as provided in Section 8.2 of the Plan. Any attempt to transfer or encumber this Option other than in accordance with Section 8.2 of the Plan shall void this Option.
ARTICLE VI. LIMITATION OF LIABILITY
     Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any of its Subsidiaries to terminate the status of the Optionee as an employee of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company or any of its Subsidiaries will employ the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.
ARTICLE VII. DISPOSITION OF STOCK
     Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of this Option before the expiration of two years after the date hereof or before the expiration of one year after the date on which such shares of Common Stock were transferred to the Optionee pursuant to exercise of this Option, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of the Optionee to make such a disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to such disposition. The Committee shall have the right, in its sole discretion, to endorse the certificates representing the Option Shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company’s transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding requirements or until the later of the expiration of two years from the date hereof or one year from the date on which such shares were transferred to the Optionee pursuant to the exercise of this Option.

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ARTICLE VIII. WITHHOLDING TAXES
     A. General Obligation. The Company is entitled to (a) withhold and deduct from future payments to the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to the Optionee’s exercise of this Option, including, without limitation, a disposition of shares of Common Stock described in Article VII above, that causes this Option to cease to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations thereunder, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on any such disposition of shares of Common Stock. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.
     B. Use of Shares. The Committee may, in its sole discretion and subject to such rules as the Committee may adopt, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of this Option either by electing to have the Company withhold from the shares of Common Stock to be issued upon the exercise of this Option that number of shares of Common Stock, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value (determined as set forth in the Plan) on the date such tax is determined under the Code (the “Tax Date”) equal to the amount necessary to satisfy the minimum required tax withholding amount based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the option. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Optionee’s election to have the company withhold shares of Common Stock or to deliver already-owned shares of Common Stock upon exercise is irrevocable and is subject to the consent or disapproval of the Committee and shall otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable. To the extent that shares of Common Stock may be issued prior to the Tax Date to the Optionee making such an election, the Optionee hereby agrees to surrender that number of shares on the Tax Date having an aggregate Fair Market Value (determined as set forth in the Plan) equal to the withholding tax due.
ARTICLE IX. CAPITAL ADJUSTMENTS
     If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment as to the number and kind of securities subject to this Option. Any such adjustment affecting this Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate

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adjustment in the price for each share or other unit of any security subject to the Option. Without the consent of the Optionee, however, no such change shall be made in the terms of the Option if such change would disqualify the Option from treatment as an “incentive stock option” within the meaning of Code Section 422, or any successor provision, or would be considered a modification, extension or renewal of an option under Code Section 424(h), or any successor provision.
ARTICLE X. BINDING EFFECT
     This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
ARTICLE XI. SUBJECT TO PLAN
     The Option represented by this Agreement has been granted under, and is subject to the terms of, the Plan. The terms of the Plan are hereby incorporated by reference herein in their entirety and the Optionee, by execution hereof, acknowledges having received a copy of the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.
ARTICLE XII. MISCELLANEOUS
     A. Lockup Period Limitation. The Optionee agrees that in the event the Company advises the Optionee that it plans an underwritten public offering of its common stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying common stock, the Optionee hereby agrees that for a period not to exceed 180 days from the prospectus, the Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of common stock without the prior written consent of the underwriter(s) or its representative(s).
     B. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives the Optionee 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to the Optionee pursuant to this Agreement which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to the Optionee at the address of the Optionee on file with the Company.
     C. Accounting Compliance. The Optionee agrees that, in the event a Change of Control occurs and the Optionee is an “affiliate” of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such Change of Control, the Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the

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requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance. For purposes of this Agreement, the term “Change of Control” shall have the meaning set forth in Section 11 of the Plan.
     D. Stock Legend. The certificates for any shares of common stock purchased by the Optionee (or, in the case of death, the Optionee’s heirs or legal representative(s)) shall bear an appropriate legend to reflect the restrictions of this Article XII and Section IV.C.
     E. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney’s fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
ARTICLE XIII. GOVERNING LAW
     This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.
ARTICLE XIV. EXECUTION OF AGREEMENT
     This offer by the Company to Employee of an Option to purchase capital stock of the Company shall be void if not agreed to by the Employee on or before                     , ___.

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     The parties hereto have executed this Agreement effective the day and year first above written.

HEALTH FITNESS CORPORATION
By
Its:

By execution hereof, the Optionee acknowledges having received a copy of the Plan.	OPTIONEE

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EXHIBIT 10.3
NONQUALIFIED STOCK OPTION AGREEMENT
     This AGREEMENT, entered into and effective as of the                      day of                     ,           , by and between Health Fitness Corporation (the “Company”) and                                                   (the “Optionee”).
RECITALS
     A. The Optionee on the date hereof is a nonemployee of the Company or subsidiary of the Company.
     B. The Company has adopted the 2005 Stock Option Plan (the “Plan”), authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant stock options to eligible employees and directors of the Company.
     C. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company.
AGREEMENTS
     Accordingly, the parties hereto agree as follows:
ARTICLE I. GRANT OF OPTION
     The Company hereby grants to the Optionee on the date set forth above (the “Date of Grant”) the right, privilege and option (the “Option”) to purchase                             (            ) shares (subject to adjustment as provided in Article VIII hereof) (the “Option Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is a nonqualified stock option and will not be treated as an incentive stock option, as that term is used in Section 422 of the Internal Revenue Code (the “Code”) and the regulations issued thereunder.
ARTICLE II. OPTION EXERCISE PRICE
     The per share price to be paid by the Optionee in the event of an exercise of the Option shall be $_________, which has been determined to be not less than the fair market value of the Company’s Common Stock at the Date of Grant.
ARTICLE III. DURATION OF OPTION AND EXERCISABILITY
     A. Initial Period of Exercisability. The Option shall fully vest, or be fully exercisable in _____ installments, on the Date of Grant. In no event shall this Option be exercisable after, and this

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Option shall become void and expire as to all unexercised Option Shares at, 5.00 p.m. (Central time) on ____________ (the “Expiration Date”).
     B. Termination of Nonemployee. In the event the Optionee’s affiliation with the Company terminates (within the meaning of Section 424(f) of the Code) for any reason other than for “cause,” this Option shall remain exercisable until the Expiration Date but only to the extent that the Option was exercisable on the date of termination but had not previously been exercised. In the event the Optionee is terminated for “cause,” this Option shall immediately terminate on the date of such termination and shall be of no further force or effect. As used herein, “cause” shall mean fraud, misrepresentation, theft or embezzlement of Company assets or material and intentional violations of law or Company policies.
     C. Change in Control.
     (i) For purposes of this Section III.C., the term “Change in Control” shall have the meaning set forth in Section 11 of the Plan.
     (ii) If any events constituting a Change in Control of the Company shall occur, the Optionee shall be entitled to receive option rights covering shares of the surviving or acquiring entity in the same proportion, at an equivalent price, and subject to the same conditions as this Option; provided, however, that the Committee may, at its sole discretion, provide for the acceleration of the right to exercise this Option prior to the anticipated effective date of the Change in Control or take any other action as it may deem appropriate to further the purposes of the Plan or protect the interests of the Optionee; provided, however, that if, with respect to the Optionee, acceleration of the vesting of this Option as provided herein (which acceleration could be deemed a payment within the meaning of Section 280G(b)(2) of the Code) together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), the payments to the Optionee as set forth herein shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code
ARTICLE IV. MANNER OF OPTION EXERCISE
     A. Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and herein, by delivery, in person or by registered mail, to the Company at its principal executive office (Attention: Secretary), of a written notice of exercise. Such notice shall be in a form satisfactory to the Committee, shall identify the Option, shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan, by the Optionee’s heir(s) or legal representative(s), the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option,

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the Optionee (or the Optionee’s heir(s) or legal representative(s) in the event of death or Disability) shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee (or the Optionee’s heir(s) or legal representative(s)) one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.
     B. Payment. At the time of exercise, the Optionee may pay the total purchase price of the shares to be purchased (i) in cash, (ii) by transfer from the Optionee to the Company of previously acquired shares of Common Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), or (iv) by a combination thereof; provided, however, that the Optionee may not pay any portion of the purchase price through a net share settlement unless and until the shareholders of the Company have approved an amendment to the Plan that authorizes such payment option. In the event the Optionee elects to pay the purchase price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the Fair Market Value of the shares delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Committee may reject the Optionee’s election to pay all or part of the purchase price under this Option with previously acquired shares of Common Stock and may require such purchase price to be paid entirely in cash if, in the sole discretion of the Committee, payment in previously acquired shares would cause the Company to be required to recognize a charge to earnings in connection therewith. For purposes of this Agreement, (a) “previously acquired shares” shall include shares of Common Stock of the Company that are already owned by the Optionee at the time of exercise, and (b) “Fair Market Value” will be determined as set forth in the Plan.
     C. Investment Purpose. The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (a)(1) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (2) if the Committee has determined not to so register such shares, exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from the Optionee (or the Optionee’s heir(s) or legal representative(s), in the event of death or Disability) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (b) the Company has obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable. Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, each certificate representing any such shares shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.
ARTICLE V. NONTRANSFERABILITY
     This Option shall not be transferable by the Optionee, either voluntarily or involuntarily, or subject to any lien, directly or indirectly, by operation of law or otherwise, except as provided in

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Section 8.2 of the Plan. Any attempt to transfer or encumber this Option other than in accordance with Section 8.2 of the Plan shall void this Option.
ARTICLE VI. LIMITATION OF LIABILITY
     Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any of its subsidiaries to remove the Optionee as a director of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Optionee will be re-elected as a director for any particular period of time.
ARTICLE VII. WITHHOLDING TAXES
     A. General Obligation. The Company is entitled to (a) withhold and deduct from future payments to the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to the Optionee’s exercise of this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on any such disposition of shares of Common Stock. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.
     B. Use of Shares. The Committee may, in its sole discretion and subject to such rules as the Committee may adopt, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of this Option either by electing to have the Company withhold from the shares of Common Stock to be issued upon the exercise of this Option that number of shares of Common Stock, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value (determined as set forth in the Plan) on the date such tax is determined under the Code (the “Tax Date”) equal to the amount necessary to satisfy the withholding amount due. The Optionee’s election to have the Company withhold shares of Common Stock or to deliver already-owned shares of Common Stock upon exercise is irrevocable and is subject to the consent or disapproval of the Committee, and shall otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, under the Securities Exchange Act of 1934, if applicable. To the extent that shares of Common Stock may be issued prior to the Tax Date to the Optionee making such an election, the Optionee hereby agrees to surrender that number of shares on the Tax Date having an aggregate Fair Market Value (determined as set forth in the Plan) equal to the withholding tax due.
ARTICLE VIII. CAPITAL ADJUSTMENTS
     If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of

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directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment as to the number and kind of securities subject to this Option. Any such adjustment affecting this Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security subject to the Option.
ARTICLE IX. BINDING EFFECT
     This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
ARTICLE X. SUBJECT TO PLAN
     The Option represented by this Agreement has been granted under, and is subject to, the terms of the Plan. The terms of the Plan are hereby incorporated by reference herein in their entirety and the Optionee, by execution hereof, acknowledges having received a copy of the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.
ARTICLE XI. MISCELLANEOUS
     A. Lockup Period Limitation. The Optionee agrees that in the event the Company advises the Optionee that it plans an underwritten public offering of its common stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying common stock, the Optionee hereby agrees that for a period not to exceed 180 days from the prospectus, the Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of common stock without the prior written consent of the underwriter(s) or its representative(s).
     B. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives the Optionee 15 days prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to the Optionee pursuant to this Agreement which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to the Optionee at the address of the Optionee on file with the Company.
     C. Securities Law Compliance. The Optionee agrees that, in the event a Change in Control occurs and the Optionee is an “affiliate” of the Company or any Subsidiary (as defined

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in applicable regulations) at the time of such Change in Control, the Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other regulations, and will execute any documents necessary to ensure such compliance. For purposes of this Agreement, “Change in Control” means an acquisition of the Company through the sale of substantially all of the Company’s assts and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company.
     D. Stock Legend. The certificates for any shares of common stock purchased by the Optionee (or, in the case of death, the Optionee’s heir(s) or legal representative(s)) shall bear an appropriate legend to reflect the restrictions of this Article XI and Section IV.C.
     E. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney’s fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
ARTICLE XII. GOVERNING LAW
     This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

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     The parties hereto have executed this Agreement effective the day and year first above written.

HEALTH FITNESS CORPORATION
By:

By execution hereof, the Optionee acknowledges having received a copy of the Plan.	OPTIONEE

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EXHIBIT 10.4
HEALTH FITNESS CORPORATION
2007 EQUITY INCENTIVE PLAN
SECTION 1.
DEFINITIONS
     As used herein, the following terms shall have the meanings indicated below:
     (a) “Affiliate(s)” shall mean a Parent or Subsidiary of the Company.
     (b) “Award” shall mean any grant of a Restricted Stock Award.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board, subject to any limitations on the power and authority of any Committee that is appointed by the Board for such purpose, or contained in the charter of such Committee. To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(d), “non-employee director” shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Further, to the extent necessary for compliance with the limitations set forth in Internal Revenue Code Section 162(m), each of the members of the Committee shall be an “outside director” within the meaning of Code Section 162(m) and the regulations issued thereunder. At any time during which there is no Committee with power to administer the Plan as provided herein, all powers of the Committee referred to herein shall be vested in the Board.
     (e) The “Company” shall mean Health Fitness Corporation, a Minnesota corporation.
     (f) “Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board in its sole discretion by applying principles of valuation with respect to the Company’s Common Stock.
     (g) The “Internal Revenue Code” or “Code” is the Internal Revenue Code of 1986, as amended from time to time.
     (h) “Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.
     (i) The “Participant” means a director, key employee or officer of the Company or any Affiliate to whom a Restricted Stock Award has been granted pursuant to Section 8.

     (j) “Performance Objective(s)” shall mean one or more performance objectives established by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Participants), in its sole discretion, for Awards granted under this Plan. For any Awards that are intended to qualify as “performance-compensation” under Code Section 162(m), the Performance Objectives shall be limited to any one, or a combination of, (i) revenue, (ii) net income, (iii) stockholders’ equity, (iv) earnings per share, (v) return on equity, (vi) return on assets, (vii) total shareholder return, (viii) net operating income, (ix) cost controls, (x) cash flow, (xi) increase in revenue, (xii) increase in share price or earnings, (xiii) return on investment, (xiv) department or business unit performance goals, (xv) increase in market share, (xvi) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (xvii) increase in EBITDA, (xviii) gross margin, or (xix) increase in gross margin, in all cases including such threshold, target and maximum levels as may be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of other Participants).
     (k) The “Plan” means the Health Fitness Corporation 2007 Equity Incentive Plan, as amended hereafter from time to time, including the form of Agreement as it may be modified from time to time by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of other Participants).
     (l) “Restricted Stock Award” shall mean any grant of restricted shares of Stock of the Company pursuant to Section 8 hereof.
     (m) “Section 16 Officers” shall mean the executive officers of the Company designated from time to time by the Board as Section 16 officers under the Securities Exchange Act of 1934, as amended.
     (n) “Stock” or “Common Stock” shall mean Common Stock of the Company (subject to adjustment as described in Section 9) reserved for Awards pursuant to this Plan.
     (o) A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of the Company’s outstanding Stock is owned, directly or indirectly in an unbroken chain, by the Company.
SECTION 2.
PURPOSE
     The purpose of the Plan is to promote the growth and success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors and employees upon whose efforts the success of the Company and its Affiliates will depend to a large degree.
     It is the intention of the Company to carry out the Plan through the granting of Restricted Stock Awards pursuant to Section 8 of this Plan. Adoption of this Plan shall be subject to approval by the shareholders of the Company; provided, however, that Restricted Stock Awards may be granted prior to the date shareholder approval is obtained.
SECTION 3.
EFFECTIVE DATE OF PLAN
     The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in Section 2.

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SECTION 4.
ADMINISTRATION
     The Plan shall be administered by the Board or by a Committee of the Board consisting of two or more directors who shall be appointed by and serve at the pleasure of the Board; provided, that if the Board delegates administration to a Committee, such Committee shall have no authority for matters under this Plan relating to or affecting non-employee directors, and the Committee further shall have no authority for matters under this Plan relating to or affecting Section 16 Officers except the authority to make recommendations to the Board. The Board further may subject such delegation to such additional restrictions on authority as it may deem necessary and appropriate and thereafter shall continue to have the power to take action with respect to all matters pertaining to this Plan with or without recommendation of the Committee. In accordance with the provisions of the Plan, the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Participants) shall determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the Performance Objectives, if any; the number of shares subject to each Award; and any other terms and conditions of each Award. The Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Participants) shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant), and to make all other determinations necessary or advisable for the administration of the Plan. The interpretation of the Plan by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of other Participants), and all actions taken and determinations made by the Board or by the Committee, as appropriate pursuant to the power vested in each of them hereunder, shall be conclusive and binding on all parties concerned.
     No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.
SECTION 5.
PARTICIPANTS
     The Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Participants) shall from time to time, at its discretion and without approval of the shareholders, designate those employees, officers and directors of the Company or of any Affiliate to whom Awards shall be granted under this Plan (including new Participants and Participants then holding Awards); the number of shares to be awarded to each such Participant; the Performance Objectives, if any, applicable to each Award; and those individuals who from to time shall not be eligible to participate in the Plan.
SECTION 6.
STOCK
     The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Common Stock. Nine Hundred Thousand (900,000) shares of Common Stock shall be reserved and available for Awards under the Plan; provided, however, that the total number of shares of Common Stock reserved for Awards under this Plan shall be subject to adjustment as provided in Section 9 of the Plan. The following shares of Stock shall continue to be reserved and available for Awards granted

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pursuant to the Plan: (i) any outstanding Award that expires for any reason, (ii) any portion of an Award that is terminated prior to the lapsing of the risks of forfeiture on such Award, (iii) shares of Stock used to satisfy any tax withholding obligation attributable to any Award, whether such shares are withheld by the Company or tendered by the Participant, and (iv) shares of Stock covered by an Award to the extent the Award is settled in cash.
SECTION 7.
DURATION OF PLAN
     Awards may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board of Directors.
SECTION 8.
RESTRICTED STOCK AWARDS
     Each Restricted Stock Award granted pursuant to the Plan shall be evidenced by a written restricted stock agreement (the “Restricted Stock Agreement”). The Restricted Stock Agreement shall be in such form as may be approved from time to time by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of other Participants) and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement shall comply with and be subject to the following terms and conditions:
     (a) Number of Shares. The Restricted Stock Agreement shall state the total number of shares of Stock covered by the Restricted Stock Award. In no event shall a Participant be granted Restricted Stock Awards during any fiscal year of the Company covering in the aggregate more than One Hundred Twenty-Five Thousand (125,000) shares of Stock, subject to adjustment as provided in Section 9.
     (b) Risks of Forfeiture. The Restricted Stock Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Stock covered by the Restricted Stock Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Participants) may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.
     (c) Issuance of Shares; Rights as Shareholder. The Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall hold such certificate until such time as the risks of forfeiture and other transfer restrictions set forth in the Restricted Stock Agreement have lapsed with respect to the shares represented by the certificate. The Company may also place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation and return of such certificate if the shares of Stock subject to the Restricted Stock Award are forfeited. Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.
     (d) Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award. In the event the Participant is required under the Restricted Stock Agreement to pay the Company, or make

4

arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Participants) may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Stock received pursuant to the Restricted Stock Award on which the risks of forfeiture have lapsed. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such restricted stock. In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Participant’s election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of other Participants) and otherwise comply with such rules as may be in effect to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.
     (e) Nontransferability. No Restricted Stock Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement have lapsed. If the Participant shall attempt any transfer of any Restricted Stock Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award shall terminate.
     (f) Other Provisions. The Restricted Stock Agreement authorized under this Section 8 shall contain such other provisions as the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Participants) shall deem advisable.
SECTION 9.
RECAPITALIZATION, SALE, MERGER, EXCHANGE
OR LIQUIDATION
     In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board may, in its sole discretion, adjust the number of shares of Stock reserved under Section 6 hereof and the number of shares of Stock covered by each outstanding Award to reflect such change. Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.
     Unless otherwise provided in the Restricted Stock Agreement evidencing an Award, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise (collectively referred to as a “transaction”), the Board may provide for one or more of the following:
     (a) the equitable acceleration of the lapsing of the risks of forfeiture on any Restricted Stock Awards;

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     (b) the complete termination of this Plan and the cancellation of any Restricted Stock Awards for which the risks of forfeiture have not lapsed;
     (c) that Participants holding outstanding Restricted Stock Awards shall receive, with respect to each share of Stock subject to such Awards, as of the effective date of any such transaction, cash in an amount equal to the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction; provided, that the Board may, in lieu of such cash payment, distribute to such Participants shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; and
     (d) the continuance of the Plan with respect to Restricted Stock Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.
The Board may restrict the rights of or the applicability of this Section 9 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 10.
INVESTMENT PURPOSE
     No shares of Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Stock to Participant, the Company may require Participant to (a) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Company shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws.
     As a further condition to the grant of any Option or the issuance of Stock to Participant, Participant agrees to the following:
     (a) In the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Common Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Award granted to Participant pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).
     (b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of

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Directors of the Company shall have the right (i) to accelerate the vesting of any Award, provided that the Company gives Participant prior written notice of such acceleration, or (ii) to cancel any Awards or portions thereof.
     (c) In the event of a transaction (as defined in Section 14 of the Plan), Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.
     The Company reserves the right to place a legend on any stock certificate issued in connection with an Award pursuant to the Plan to assure compliance with this Section 10.

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SECTION 11.
AMENDMENT OF THE PLAN
     The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 9, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 9 hereof, (ii) change the designation of the class of employees eligible to receive Awards, or (iii) materially increase the benefits accruing to Participants under the Plan without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation.

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EXHIBIT 10.5
RESTRICTED STOCK AGREEMENT
HEALTH FITNESS CORPORATION
2007 EQUITY INCENTIVE PLAN
     THIS AGREEMENT is made effective as of this ___ day of                     , 2007, by and between Health Fitness Corporation, a Minnesota corporation (the “Company”), and                                          (the “Participant”).
WITNESSETH:
     WHEREAS, the Participant currently serves as                                          of the Company or one of its Subsidiaries; and
     WHEREAS, the Company wishes to grant a restricted stock award to the Participant for shares of the Company’s Common Stock pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the grant of a restricted stock award to the Participant has been duly authorized as provided in the Plan;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Restricted Stock Award. The Company hereby grants to the Participant on the date set forth above a restricted stock award (the “Award”) for                                          (                                        ) shares of Common Stock on the terms and conditions set forth herein, which shares are subject to adjustment pursuant to Section 9 of the Plan. The Company shall cause to be issued one or more stock certificates representing such shares of Common Stock in the Participant’s name, and shall hold each such certificate until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the shares represented by the certificate. The Company may also place a legend on such certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the shares of Common Stock are forfeited as provided in Paragraph 2 below. Until such risks of forfeiture have lapsed or the shares subject to this Award have been forfeited pursuant to Paragraph 2 below, the Participant shall be entitled to vote the shares represented by such stock certificates and shall receive all distributions attributable to shares for which the risks of forfeiture have lapsed, but the Participant shall not have any other rights as a shareholder with respect to such shares.
     2. Vesting of Restricted Stock.

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          a. Shares Earned by Participant. Subject to the vesting conditions of Paragraph 2(b) below, the Participant shall earn the right to receive all or a portion of the shares of Stock subject to this Award upon the achievement of certain Performance Objectives as set forth in the following schedule:

Percentage or Number of
Performance Objective(s)	Achievement	Shares Earned

Any shares of Stock that are not earned by the Participant according to the foregoing schedule shall be forever forfeited.
          b. Vesting of Shares Earned. All shares of Stock earned by the Participant pursuant to Paragraph 2(a) shall remain forfeitable until                                          (the “Vesting Date”). If the Participant’s employment with the Company (or a Subsidiary) terminates at any time prior to the Vesting Date for any reason other than termination due to the Participant’s disability or death, but including the Participant’s voluntary resignation, the Participant shall immediately forfeit all shares of Stock earned by the Participant. If the Participant’s employment with the Company (or a Subsidiary) terminates due to disability (as defined in Code Section 22(e)) or death, all shares of Stock earned by the Participant shall immediately vest. If, prior to the Vesting Date, the Participant no longer holds the office of                                         , the Participant shall immediately forfeit all shares of Stock earned by the Participant.
     3. General Provisions.
          a. Employment or Other Relationship. This Agreement shall not confer on Participant any right with respect to continued employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company or any Affiliate to terminate such employment. Except as otherwise provided in an employment agreement between the Participant and the Company, the Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.
          b. Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 9 of the Plan, certain changes in the number or character of the shares of Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend, or otherwise) shall result in an adjustment, reduction, or enlargement, as appropriate, in the number of shares subject to this Award. Any additional shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

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          c. Shares Reserved. The Company shall at all times during the term of this Award reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
          d. Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the shares of Stock subject to this Award. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of Common Stock, including shares of Stock received pursuant to this Award on which the risks of forfeiture have lapsed. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on the shares of Stock subject to this Award. In no event may Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding. Participant’s election to deliver shares for purposes of such withholding tax obligations shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law, shall be approved by the Administrator, and shall otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b 3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.
          e. 2007 Equity Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to the Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.
          f. Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Award or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

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          g. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and it is determined that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the vesting of this Award, provided that the Company gives Participant 15-days advance written notice of such acceleration, or (ii) to cancel all or any portion of this Award. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.
          h. Accounting Compliance. Participant agrees that, if a merger, reorganization, liquidation or other “transaction” as defined in Section 9 of the Plan occurs, and Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.
          i. Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraphs 3(f) through 3(h) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraphs 3(f) through 3(h).
          j. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of the Participant and any successor or successors of the Participant.
          k. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted only for the production of documents. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable

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attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

HEALTH FITNESS CORPORATION
By:
Its:

Participant

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